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                                                                EXHIBIT 10.66(b)

                FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This Agreement, entered into on this 21st of December, 1998, and made effective as of December 21, 1998, by and between ENRON OIL & GAS COMPANY, a Delaware corporation ("Company") having its headquarters at 1400 Smith Street, Houston, Texas 77002, and BARRY HUNSAKER, JR. ("Employee"), an individual residing at 3730 Wickersham, Houston, Texas 77027, is an amendment to that certain Executive Employment Agreement between the Company and Employee entered into the 7th day of October, 1998, and made effective as of September 1, 1998 (the "Employment Agreement").

         WHEREAS, the parties desire to amend the Employment Agreement as provided herein;

         NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:


         1. Article 3, Section 3.5 to the Employment Agreement is hereby deleted in its entirety and the following is inserted in its entirety:

                  "Upon an Involuntary Termination of the employment relationship be either Employer or Employee prior to the expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive the greater of a) 12 months of the then current Monthly Base Salary or b) the then current Monthly Base Salary as if Employee's employment (which shall cease on the date of such Involuntary Termination) had continued for the full Term of this Agreement. If such Involuntary Termination occurs within two (2) years after a Change of Control, as defined in Employer's Change of Control Severance Plan, Employee shall receive a minimum of twenty-four (24) months of the then current Monthly Base Salary. Further, in the event of Involuntary Termination, if Employee's eligiblity for COBRA coverage expires, Employer shall provide to Employee the cost difference between COBRA coverage and a personal medical/dental policy paid by Employee for the six (6) months following the COBRA coverage or Employee's gainful employment, whichever comes first. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amount due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section 3.5






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                  are Employee's sole and exclusive rights against Employer,
                  Enron, or their affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action."

         This Amendment is a First Amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    ENRON OIL & GAS COMPANY



                                    By: /s/ PATRICIA EDWARDS
                                       -----------------------------------------
                                    Name: Patricia Edwards
                                    Title: V.P. Human Resources & Administration
                                    This 21st day of December, 1998


                                    BARRY HUNSAKER, JR.


                                    /s/ BARRY HUNSAKER, JR.
                                    --------------------------------------------
                                    This 21st day of December, 1998








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